Exhibit 99.4

ALON USA ENERGY, INC. ATTN: STACEY MORRIS 12700 PARK CENTRAL DRIVE SUITE 1600 DALLAS, TX 75251
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 28, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 28, 2017. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.				For	Against	Abstain
1.   To adopt the Agreement and Plan of Merger, dated as of January 2, 2017 as such agreement may be amended from time to time, (the “Merger Agreement”), among Alon USA Energy, Inc. (“Alon”), Delek US Holdings, Inc. (“Delek”), Delek Holdco, Inc., a wholly owned subsidiary of Delek (“Holdco”), Dione Mergeco, Inc., a wholly owned subsidiary of HoldCo, and Astro Mergeco, Inc., a wholly owned subsidiary of HoldCo (the “Alon Merger Proposal”).

				☐	☐	☐
2.   To approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Alon’s named executive officers that is based on or otherwise relates to the merger contemplated by the Merger Agreement.
				☐	☐	☐
3.   To approve the adjournment of the Alon special meeting, if necessary or appropriate in the judgment of the Alon board of directors, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the Alon Merger Proposal.
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For address change, mark here. (see reverse for instructions)	☐
	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

ALON USA ENERGY, INC.
Special Meeting of Stockholders
June 29, 2017 9:00 AM (Local Time)
This proxy is solicited on Behalf of the Board of Directors

The undersigned hereby appoints Ezra Uzi Yemin and Alan Moret (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Alon USA Energy, Inc. (“Alon”) the undersigned is entitled to vote at the Special Meeting of Stockholders of Alon to be held at 12712 Park Central Drive, Conference Room 1, Dallas, Texas 75251 on June 29, 2017 at 9:00 a.m., (Local Time), and all adjournments thereof.
This proxy, when properly executed, will be voted in the manner directed herein by the Named Proxies. If no direction is made, this proxy will be voted “FOR” each of the proposals set forth on the reverse side. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Special Meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.
Address Change: _____________________________________________________________________
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(If you noted any Address Changes above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side